Former Senior Executive from Ask Jeeves Joins
InfoSearch Media's Board of Directors

Monday, April 11, 8:30am ET

MARINA DEL REY,  April 11 - Leading  online  media firm  InfoSearch  Media (OTC:
ISHM.OB) announced today that Claudio Pinkus, 48, has joined the Company's Board of Directors. Mr. Pinkus brings 25 years of strategic technology management experience to InfoSearch Media, with specific expertise in the search engine market. Mr. Pinkus served as Chief Operating Officer of Ask Jeeves International, Inc., as well as Chief Strategy Officer of Ask Jeeves, Inc. Prior to joining Ask Jeeves, he served as Chief Executive Officer of Bowne Global Solutions, the world's largest localization services provider.

"Claudio brings an incredible wealth of knowledge to InfoSearch Media from his vast experience with profitable, cutting-edge companies in the industry," said InfoSearch Media CEO Steve Lazuka. "We're pleased to welcome someone with such an impressive track record to our Board, and look forward to teaming with Claudio to propel InfoSearch Media into its next stage of growth."

During his tenure at Ask Jeeves, Mr. Pinkus was responsible for the creation and deployment of the company's international strategy, enabling the expansion into the UK, Japan, and the U.S. Hispanic market. Later, he helped shape the strategic direction of the company and executed both the divestiture of the enterprise software business, as well as the acquisition of Interactive Search Holdings, which doubled Ask Jeeves' market share. Mr. Pinkus has also been involved in the development of translation management systems for the IT industry, and drove the consolidation of the localization industry in the mid 1990s.

"The InfoSearch Media team has carved a niche in the industry by combining high-ranking methods with effective marketing campaigns," Pinkus said. "I've been especially impressed by their custom ContentLogic campaigns, and look forward to further helping them underscore their viability in a thriving industry and make a move towards global expansion."

InfoSearch Media houses four product divisions, each providing clients with increased targeted traffic through content-based solutions. With a growing client roster of more than 4,500 major corporations and small businesses, InfoSearch Media delivers branded, original content to customers, as well as unique advertising services. The Company's ArticleInsider network has become a popular destination site, housing opinion and informational articles authored by niche experts and professional writers.
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About InfoSearch Media

InfoSearch Media (http://www.infosearchmedia.com ) is a leading provider of content-based, cost-effective search engine marketing services. InfoSearch Media maintains a network of over 200 professional writers that contribute to its online network of informative content leveraged to generate highly qualified search engine traffic for its clients. The Company also provides web analytic software and other tools to help online marketers analyze their site visitors and improve their return on investment. There are currently over 4,500 clients receiving traffic from the Company's network of over 200,000 articles.
InfoSearch  Media's  clients  include  Netflix,   MatchNet,  Pitney  Bowes,  and
Price.com.

InfoSearch Media owns and operates a popular destination site at http://www.articleinsider.com . Article Insider is a collection of informative articles written by industry experts and enthusiasts covering a wide variety of popular topics. Internet users can visit the ArticleInsider network in order to review related articles, talk with others about specific subjects through online forums, and explore related websites. InfoSearch Media plans to continue to expand upon its 200,000-page network as it continues to build its client base.


Safe Harbor Statement
Except for historical information, the matters discussed in this press release, in particular matters related to InfoSearch Media's future revenue are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward looking statements are identified through use of the words "potential," "anticipate," "expect," "planned" and other words of similar meaning. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the search engine market and in the Company's business including decreased demand for our products and services; flaws inherent in our products or services; intense competition; failure to maintain relationships with strategic partners and content providers, and general economic conditions, that could cause actual results to differ materially from those projected. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Registration Statement on Form SB-2 filed with the SEC on February 14, 2005 and subsequent reports filed with the Securities and Exchange Commission, copies of which are available at the website maintained by the SEC at http://www.sec.gov . InfoSearch Media assumes no obligation to update the forward-looking statements included in this press release.